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                                                                      EXHIBIT 99


PRESS RELEASE                FOR IMMEDIATE RELEASE

                             Contact: The Bank of Kentucky Financial Corporation
                                      Robert W. Zapp, President and CEO
                                      Telephone: (859) 372-5173
                             Contact: Fort Thomas Financial Corporation
                                      Larry N. Hatfield, President and CEO
                                      Telephone: (859) 441-3302



   THE BANK OF KENTUCKY FINANCIAL CORPORATION ANNOUNCES THE COMPLETION OF THE
                  MERGER WITH FORT THOMAS FINANCIAL CORPORATION


FLORENCE AND FORT THOMAS, KENTUCKY, JUNE 14, 2000- The Bank of Kentucky Financial Corporation announced the completion of the merger of Fort Thomas Financial Corporation, the parent company of Fort Thomas Savings Bank, into the Bank of Kentucky Financial Corporation effective Wednesday June 14, 2000. The merger of Fort Thomas Savings Bank into The Bank of Kentucky, the wholly owned subsidiary of The Bank of Kentucky Financial Corporation, was also effected as a matter of law, although the data processing functions of the two banks will not be merged until June 24, 2000.

The Bank of Kentucky is a state-chartered commercial bank with total assets of $350,000,000 and thirteen locations in Boone, Kenton, and Grant counties. The combined company will have assets totaling $450,000,000 with fifteen branch locations in Boone, Kenton, Campbell and Grant Counties and twenty-three ATM locations.

Robert W. Zapp, the President and Chief Executive Officer of The Bank of Kentucky stated, "This acquisition is consistent with our strategic plan of increasing market share in the Northern Kentucky Market and provides The Bank of Kentucky an opportunity to expand into an attractive Campbell County market. We are excited about the expansion in the Northern Kentucky Market and look forward to serving our new customers in Campbell County."